Exhibit 1

                  JOINT FILING AGREEMENT AND POWER OF ATTORNEY


     (i) Joint Filing. Each of the undersigned persons does hereby agree to jointly file with the Securities and Exchange Commission a Schedule 13D on behalf of each of them with respect to their beneficial ownership of shares of class A common stock, par value $.01 per share, of Capital Trust, Inc.

     (ii) Power of Attorney. Know all persons by these presents that each person whose signature appears below constitutes and appoints Donald J. Liebentritt, Alisa M. Singer and John R. Klopp, and each of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to the Schedule 13D filed on behalf of each of them with respect to their beneficial ownership of securities of Capital Trust, Inc., and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or such person or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated:        May 18, 2000





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931287.3

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Veqtor Finance Company, L.L.C.

By:    Zell General Partnership, Inc.,
       its managing member

       By:    /s/ Donald J. Liebentritt
              Name:   Donald J. Liebentritt
              Title:         Vice President

Samstock, L.L.C.

By:    SZ Investments, LLC,
       its member

       By:    Zell General Partnership, Inc.,
               its managing member

              By:   /s/ Donald J. Liebentritt
                    Name:    Donald J. Liebentritt
                    Title:   Vice President

SZ Investments, LLC

By:    Zell General Partnership, Inc.,
       its managing member

       By:    /s/ Donald J. Liebentritt
              Name:   Donald J. Liebentritt
              Title:         Vice President

Zell General Partnership, Inc.

By:    /s/ Donald J. Liebentritt
       Name:        Donald J. Liebentritt
       Title:         Vice President

Sam Investment Trust

By:    Chai Trust Company, L.L.C., trustee

       By:    /s/ Donald J. Liebentritt
              Name:   Donald J. Liebentritt
              Title:  Vice President

931287.3

Chai Trust Company, L.L.C.

By:    /s/ Donald J. Liebentritt
       Name:        Donald J. Liebentritt
       Title:       Vice President

CMH Investment Partnership LP

By:    /s/ Craig M. Hatkoff
       Name:        Craig M. Hatkoff
       Title:       General Partner

Craig M. Hatkoff

       /s/ Craig M. Hatkoff
       Craig M. Hatkoff

JRK Investment Partnership LP

By:    /s/ John R. Klopp
       Name:        John R. Klopp
       Title:       General Partner

John R. Klopp

       /s/ John R. Klopp
       John R. Klopp

931287.3